SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Amendment”), dated as of August 3, 2018, is made and entered into among PULTE MORTGAGE LLC (the “Seller”), COMERICA BANK (“Comerica”), as agent (in such capacity, the “Agent”) and a Buyer, and the other financial institutions from time to time signatories thereto (the “Buyers”).
RECITALS:
A.    The Agent, the Seller and the Buyers are parties to that certain Amended and Restated Master Repurchase Agreement dated as of September 4, 2015 (as amended or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Agent, the Seller and the Buyers now desire to further amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
1.Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
2.    The Seller has requested that certain changes to the Maximum Aggregate Commitment from time to time under the Repurchase Agreement be made. In connection therewith, Schedule BC of the Repurchase Agreement is amended and restated by Schedule BC attached hereto.
3.    The following definitions in Section 1.2 of the Repurchase Agreement are amended and restated in their entirety as follows:
“‘Applicable Margin’ means (a) for the Daily Adjusting LIBOR Rate, 2.05% per annum, and (b) for the Prime Reference Rate, 1.05% per annum.
“‘Buyers’ Margin Percentage’ means:
(a)    for Conforming Mortgage Loans (other than Aged Mortgage Loans), ninety-seven percent (97%);
(b)    for FHA Low FICO Score Mortgage Loans (other than Aged Mortgage Loans), ninety-seven percent (97%);
(c)    for Jumbo Mortgage Loans, ninety-seven percent (97%);
(d)    for Aged Mortgage Loans, ninety-seven percent (97%);
(e)    for Second Mortgage Loans, fifty percent (50%);
(f)     for Non-QM Mortgage Loans, ninety-five percent (95%);
(g)    for Discretionary Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan which would apply if such Mortgage Loan met the requirements waived by Agent under Section 22.8; and
(h)    for Wet Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan which would apply if such Purchased Loan were a Dry Loan.”
“‘Jumbo Mortgage Loan’ means a Mortgage Loan that (a) would be a Conforming Mortgage Loan except that the original principal amount is more than the maximum Agency loan amount, but not more than Two Million Dollars ($2,000,000) unless approved by Agent, and (b) the obligor of such Mortgage Loan has a FICO Score of not less than 680.”
“‘Termination Date’ means (a) the earlier to occur of August 2, 2019 or (b) the date when the Buyer’s Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.”
4.    The following definitions are added to Section 1.2 of the Repurchase Agreement:
“‘Non-QM Mortgage Loan’ means a Mortgage Loan that (a) with respect to which the original principal amount is not more than One Million Dollars ($1,000,000) unless approved by Agent, (b) the obligor of such Mortgage Loan has a FICO Score of not less than 620, (c) such Mortgage Loan is not a Conforming Loan or a Jumbo Loan and (d) is a closed-end consumer credit transaction secured by a dwelling that is subject to and meets the ability to repay requirements of 12 CFR 1026.43(c) but is not a qualified mortgage under 12 CFR 1026.43(e).”

“‘Non-QM Loan Sublimit’ is defined in Section 4.2(c).”

5.    Section 4.1(b) of the Repurchase Agreement is amended to delete the period (“.”) at the end of clause (vi) and replace it with “, plus”; and add the following as new clause (vii):

“(vii) For Purchased Loans which are Non-QM Mortgage Loans, the lesser of (A) the Purchase Value of all such Non-QM Mortgage Loans, or (B) the Non-QM Loan Sublimit.”

6.    Section 4.2(c) of the Repurchase Agreement is amended and restated to read in its entirety as follows:
“(c)    The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment or amount listed in the second column of the table (the name of that Sublimit is set forth in the third column).

Type of Purchased Loan	Maximum percentage/amount of Maximum Aggregate Commitment	Name of Sublimit
FHA Low FICO Score Mortgage Loans (other than Aged Mortgage Loans)	5%	“FHA Low FICO Score Loan Sublimit”
Jumbo Mortgage Loans	30%	“Jumbo Loan Sublimit”
Aged Mortgage Loans	$5,000,000.00	“Aged Mortgage Loan Sublimit”
Second Mortgage Loans	$5,000,000.00	“Second Mortgage Loan Sublimit”
Discretionary Loans	$3,000,000.00	“Discretionary Loan Sublimit”
Non-QM Mortgage Loans	10%	“Non-QM Mortgage Loan Sublimit”

7.    Paragraph 9 of Schedule DQ to the Repurchase Agreement is amended and restated to read in its entirety as follows:
“9. More than sixty (60) days shall have elapsed since the Purchase Date of any Conforming Mortgage Loan (other than any Aged Mortgage Loan), more than sixty (60) days shall have elapsed since the Purchase Date of any FHA Low FICO Score Mortgage Loan (other than any Aged Mortgage Loan), more than forty-five (45) days shall have elapsed since the Purchase Date of any Jumbo Mortgage Loan, Second Mortgage Loan or Non-QM Mortgage Loan, or more than ninety (90) days, but not less than sixty one (61) days, shall have elapsed since the Purchase Date of any Aged Mortgage Loan.”

8.    The first sentence of Schedule EL to the Repurchase Agreement is amended and restated to read in its entirety as follows:
“‘Eligible Loans’ means Single-family Loans that are amortizing Conforming Mortgage Loans, FHA Low FICO Score Mortgage Loans, Jumbo Mortgage Loans, Aged Mortgage Loans, Non-QM Mortgage Loans, Second Mortgage Loans and Wet Loans that satisfy all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier.”

9.    Paragraph 15 of Schedule EL to the Repurchase Agreement is amended and restated to read in its entirety as follows:
“That has a loan to value ratio greater than (x) ninety five percent (95%) with respect to Non-QM Mortgage Loans and (y) eighty percent (80%) with respect to other Mortgage Loans unless such Mortgage Loan is guaranteed by VA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent provided, however, that a Conforming Mortgage Loan or Jumbo Mortgage Loan may have a loan-to-value ratio greater than 80% (but not more than 100%), so long as the portion of such Conforming Mortgage Loan or Jumbo Mortgage Loan in excess of 80% of the value of the related Mortgaged Premises is covered by mortgage insurance acceptable to Agent.”

10.    Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Repurchase Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) no Default or Event of Default has occurred and is continuing.
11.    Authority, No Conflict, No Consent Required. The Seller represents and warrants that the Seller has the limited liability company power and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment by proper limited liability company action and none of the agreements contained herein contravene or constitute a default under any material agreement, instrument or indenture to which the Seller is a party or a signatory or any provision of the Seller’s Articles of Organization, Operating Agreement or any requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those which the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
12.    No Adverse Claim. The Seller hereby warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Seller a basis to assert a defense, offset or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
13.    Conditions Precedent. This Amendment shall become effective (the “Amendment Effective Date”) according to the terms and as of the date hereof, upon satisfaction of the following conditions:

(a)	Receipt by the Agent of this Amendment duly executed by the Seller, the Agent and the Buyers.

(b)	Agent shall have received fully executed Affidavits Regarding Out-Of-State Execution by the Borrower, Agent and Branch Banking and Trust Company.
14.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
15.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
16.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, are hereby amended so that any reference in such Repurchase Documents to the Repurchase Agreement shall mean a reference to the Repurchase Agreement as amended and modified hereby.
17.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan as applicable to the Repurchase Agreement.
18.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
19.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
20.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
21.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.
PULTE MORTGAGE LLC,
as Seller and Servicer

By: \s\ Ralph Nowicki
Name: Ralph Nowicki
Title: SVP/CFO

COMERICA BANK, as Agent, Lead Arranger and a Buyer

By: \s\ Jennifer Schachrerle
Name: Jennifer Schachterle
Title: Senior Vice President

BMO HARRIS BANK N.A.

By: \s\ Daniel Ryan
Name: Daniel Ryan
Title: Vice President

BRANCH BANKING AND TRUST COMPANY

By: \s\ Chad Cain
Name: Chad Cain
Title: Vice President

SCHEDULE BC
TO Master Repurchase Agreement

The Buyers’ Committed Sums
(in dollars)
From August 3, 2018 through and including September 23, 2018

Buyer	Committed Sum
Comerica Bank	$100,002,000
BMO Harris Bank N.A.	$99,999,000
Branch Banking and Trust Company	$99,999,000
Maximum Aggregate Commitment	$300,000,000

From September 24, 2018 through and including December 25, 2018

Buyer	Committed Sum
Comerica Bank	$133,336,000
BMO Harris Bank N.A.	$133,332,000
Branch Banking and Trust Company	$133,332,000
Maximum Aggregate Commitment	$400,000,000

From December 26, 2018 through and including January 14, 2019

Buyer	Committed Sum
Comerica Bank	$173,336,800
BMO Harris Bank N.A.	$173,331,600
Branch Banking and Trust Company	$173,331,600
Maximum Aggregate Commitment	$520,000,000

January 15, 2019 through and including March 24, 2019

Buyer	Committed Sum
Comerica Bank	$80,001,600
BMO Harris Bank N.A.	$79,999,200
Branch Banking and Trust Company	$79,999,200
Maximum Aggregate Commitment	$240,000,000

March 25, 2019 through maturity

Buyer	Committed Sum
Comerica Bank	$116,669,000
BMO Harris Bank N.A.	$116,665,500
Branch Banking and Trust Company	$116,665,500
Maximum Aggregate Commitment	$350,000,000

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